UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2025

AppLovin Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-40325	45-3264542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1100 Page Mill Road
Palo Alto, California 94304
(Address of principal executive offices, including zip code)
(800) 839-9646
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00003 per share	APP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Maynard Webb to the Board of Directors
On April 9, 2025, the Board of Directors (the “Board”) of AppLovin Corporation (the “Company”) appointed Maynard Webb to the Board and as a member of the Audit Committee and Nominating and Corporate Governance Committee of the Board.

Mr. Webb, 69, is the Founder of Webb Investment Network, an early-stage venture capital firm he started in 2010. Mr. Webb served as the Chairman of the board of Liveops, Inc., a cloud-based call center, from 2008 to 2013 and was the Chief Executive Officer from 2006 to 2011. Previously, Mr. Webb was the Chief Operating Officer of eBay, Inc., a global commerce and payments provider, from 2002 to 2006, and President of eBay Technologies from 1999 to 2002. Prior to joining eBay, Mr. Webb was Senior Vice President and Chief Information Officer at Gateway, Inc., a computer manufacturer, and Vice President and Chief Information Officer at Bay Networks, Inc., a computer networking products manufacturer. Mr. Webb currently serves on the board of directors of Salesforce, Inc. and Visa Inc. Mr. Webb served as the Chairman of the board of directors at Yahoo! Inc. until 2017. Mr. Webb holds a Bachelor of Applied Arts degree from Florida Atlantic University.

There are no arrangements or understandings between Mr. Webb, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Webb was selected as a director. There are no related party transactions between the Company and Mr. Webb (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Webb does not have any family relationships with any of the Company’s directors or executive officers.

Mr. Webb will receive the standard compensation available to the Company’s non-employee directors pursuant to the Company’s outside director compensation policy, which has been filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025. In addition, the Company will enter into its standard form of indemnification agreement with Mr. Webb.

Departure of Edward Oberwager from the Board of Directors
On April 8, 2025, Edward Oberwager notified the Company that he will not stand for re-election as a member of the Board at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). Mr. Oberwager intends to continue to serve as a member of the Board through the end of his current term which ends on the date of the 2025 Annual Meeting. Mr. Oberwager’s decision to not stand for re-election was not the result of any disagreement with the Company or its management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLOVIN CORPORATION

Date: April 9, 2025	/s/ Matthew A. Stumpf
Matthew A. Stumpf
Chief Financial Officer